Exhibit 4.14

February 11, 2025

Holder of Warrants to Purchase Common Stock of Aspira Women’s Health Inc. set forth on Exhibit A attached hereto

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the Securities Purchase Agreement dated June 30, 2024 pursuant to which Aspira Women’s Health Inc. (the “Company”) sold shares of common stock and warrants (the “Existing Warrants”) to the Holder as set forth in Exhibit A attached hereto (the “Letter Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Existing Warrants.

Pursuant to Nasdaq rules, the Company is requesting that the Holder agree to an amendment to the Warrants which changes the Initial Exercise Date of the Warrants to the date that stockholder approval of the Warrants is received (the “Warrant Amendment”). The Warrant Amendment shall be effective upon execution of this Letter Agreement.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendment in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASPIRA WOMEN’S HEALTH INC.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[SIGNATURE PAGE TO ASPIRA WARRANT AMENDMENT AGREEMENT]

EXHIBIT A

EXISTING WARRANTS

Issuance Date	Warrant Shares	Exercise Price	Holder